SCHEDULE 14A

                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                   Securities Exchange Act of 1934, as amended

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [ ]    Confidential, for Use of the
[X]    Definitive Proxy Statement                  Commission Only (as permitted
[ ]    Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                         National Home Health Care Corp.

                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

           1. Title of each class of securities to which transaction applies:

           2. Aggregate number of securities to which transaction applies:

           3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4. Proposed maximum aggregate value of transaction:

           5. Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1. Amount Previously Paid:

           2. Form, Schedule or Registration Statement No.:

           3. Filing Party:

           4. Date Filed:

                         NATIONAL HOME HEALTH CARE CORP.

                              700 White Plains Road

                            Scarsdale, New York 10583

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be held on December 6, 2002

                                 ---------------

TO THE STOCKHOLDERS OF NATIONAL HOME HEALTH CARE CORP.:

         The annual meeting of stockholders (the "Meeting") of National Home Health Care Corp. (the "Company") will be held at the offices of Jenkens & Gilchrist Parker Chapin LLP, the Chrysler Building, New York, New York 10174, at 10:30 A.M., local time, on Friday, December 6, 2002, for the following purposes:

           (1) To elect five directors of the Company to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified;

           (2) To ratify and approve the appointment of BDO Seidman, LLP, as independent certified accountants for the Company for the fiscal year ending July 31, 2003; and

           (3) To consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

         A proxy statement, form of proxy and the annual report to stockholders of the Company for the Company's fiscal year ended July 31, 2002 are enclosed herewith. Only holders of record of common stock of the Company at the close of business on November 5, 2002 will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

                                          By Order of the Board of Directors,


                                          Steven Fialkow
                                          Secretary


Scarsdale, New York
November 6, 2002

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                         NATIONAL HOME HEALTH CARE CORP.

                              700 White Plains Road

                            Scarsdale, New York 10583

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

         This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share ("Common Stock"), of National Home Health Care Corp. (the "Company") in connection with the solicitation by and on behalf of its board of directors (the "Board of Directors") of proxies ("Proxy" or "Proxies") for use at the 2002 Annual Meeting of Stockholders (the "Meeting") to be held on Friday, December 6, 2002, at 10:30 A.M., local time, at the office of Jenkens & Gilchrist Parker Chapin LLP, the Chrysler Building, New York, New York 10174, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, Proxies and annual reports is to be borne by the Company. The Company also will reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares. In addition to the use of mail, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.

         The principal executive offices of the Company are located at 700 White
Plains  Road,   Scarsdale,   New  York  10583.  This  Proxy  Statement  and  the
accompanying form of Proxy are being mailed on or about November 6, 2002.

         A Proxy may be revoked by a stockholder at any time before its exercise by filing with Steven Fialkow, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and electing to vote in person. Attending the Meeting will not, in and of itself, constitute revocation of a Proxy. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying form of Proxy. Otherwise specified, the shares represented by such Proxies will be voted for the election of the five nominees for directorship named herein and in favor of the proposal set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein.

                                VOTING SECURITIES

         The close of business on November 5, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. As of the Record Date, there were 5,553,480 shares of Common Stock, issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

         Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         At the Meeting, stockholders will elect five directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the Proxy intend to cast all Proxies received for the election of Frederick H. Fialkow, Steven Fialkow, Ira Greifer, M.D., Bernard Levine, M.D. and Robert C. Pordy, M.D. to serve as directors upon their nomination at the Meeting. All nominees currently serve on the Board of Directors and their terms expire at the Meeting. Each nominee has advised the Company of his willingness to serve as a director of the Company. In case any nominee should become unavailable for election to the Board of Directors for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board of Directors.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the nominees for director and the executive officers of the Company:

                                   YEAR FIRST
                                   ELECTED OR
                                    APPOINTED         RESENT POSITION
           NAME            AGE       DIRECTOR        WITH THE COMPANY
--------------------------------------------------------------------------------

Frederick H. Fialkow        71       1985            Chairman of the Board of
                                                     Directors

Bernard Levine, M.D.        74       1983            Director

Steven Fialkow              43       1991            President, Chief Executive
                                                     Officer, Secretary and
                                                     Director

Ira Greifer, M.D.           71       1983            Director

Robert C. Pordy, M.D.       45       1995            Director

Robert P. Heller            41         --            Vice President of Finance,
                                                     Chief Financial Officer
                                                     and Treasurer

Richard Garofalo            51         --            President of Health
                                                     Acquisition Corp.

         All directors of the Company hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The executive officers of the Company are elected by the Board of Directors at the first meeting after each annual meeting of the Company's stockholders and hold office until their death, resignation or removal from office.

INFORMATION ABOUT NOMINEES FOR DIRECTORSHIP

         The following is a brief summary of the background of each nominee for directorship:

         FREDERICK H. FIALKOW has been Chairman of the Board of Directors since February 1988, and was Chief Executive Officer from February 1988 until December 1999 and President from February 1988 until October 1997. He has been a director of the Company since April 1985. Frederick H. Fialkow is the father of Steven Fialkow.

         BERNARD LEVINE, M.D. has been a director of the Company since July 1983. For more than 20 years he has been a Professor of Internal Medicine at New York University School of Medicine with a sub-specialty in allergy and immunology. Dr. Levine devotes a portion of his time as a private consultant to the health care industry.

         STEVEN FIALKOW has been a director of the Company since December 1991, and has served as Secretary since September 1995, as President since October 1997 and as Chief Executive Officer since December 1999. He served as Chief Operating Officer from October 1997 until December 1999, and as Executive Vice President of New England Home Care, Inc. from August 1995 until October 1997. He also served as Executive Vice President of Health Acquisition Corp., a wholly-owned subsidiary of the Company ("Health Acquisition") from May 1994 until August 1995, as President of National HMO (New York), Inc. from April 1989 until April 1994 and as Vice President of National HMO (New York), Inc. from August 1984 until March 1989. Steven Fialkow is a certified public accountant. He is the son of Frederick H. Fialkow.

         IRA GREIFER, M.D. has been a director of the Company since July 1983. He has been a Professor and Director of Pediatrics at the Children's Kidney Center of the Montefiore Medical Center - Albert Einstein College of Medicine since 1966. He also is the President of National Kidney Foundation of New York/New Jersey, Inc., a not-for-profit organization with programs in the areas of research on kidney and related diseases, public and patient educational services and professional education.

         ROBERT C. PORDY, M.D. has been a director of the Company since December 1995. Since January 1989, Dr. Pordy has been employed by Hoffmann-La Roche, a biopharmaceutical company, currently holding the position of Vice President, Medical Science.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

         RICHARD GAROFALO has served as President of Health Acquisition since January 1988.

         ROBERT P. HELLER, a certified public accountant, has served as Vice President of Finance, Chief Financial Officer and Treasurer of the Company since March 1989. Prior thereto, he was an accountant with Eisner & Company, LLP, a firm of certified public accountants.

MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES

         The Board of Directors held four (4) meetings and acted by written consent once during the fiscal year ended July 31, 2002 ("Fiscal 2002"). Each director attended (i) all of the meetings of the Board of Directors during Fiscal 2002 and (ii) all of the meetings of all the committees of the Board of Directors on which he served during Fiscal 2002.

         The Company's compensation committee is currently composed of Drs. Greifer and Levine. The function of the compensation committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The compensation committee held three (3) meetings and acted by written consent once during Fiscal 2002; in addition, its members met informally from time to time.

         The Company's audit committee is currently composed of Drs. Greifer, Levine and Pordy, each of whom meets the independence requirements for audit committee members under the listing standards of the Nasdaq National Market ("Nasdaq"), on which the Common Stock is quoted. The function of the audit committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The audit committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. A report of the audit committee follows. The audit committee held four
(4) meetings and acted by written once during Fiscal 2002; in addition, its members met informally from time to time.

AUDIT COMMITTEE REPORT

         The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements included in the Company's annual report on Form 10-K for Fiscal 2002 with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of
significant  judgments,   and  the  clarity  of  disclosures  in  the  financial
statements.

         The audit committee reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements to generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

         The audit committee discussed with the Company's independent auditors the overall scope and plans for their audit. The audit committee meets with the Company's independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's annual report on Form 10-K for Fiscal 2002 for filing with the Securities and Exchange Commission (the "SEC"). The audit committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of BDO Seidman, LLP ("BDO") as the Company's independent auditors for the fiscal year ending July 31, 2003.

         Audit Fees
         ----------

         For Fiscal 2002, fees for audit services provided by BDO were $86,000.

         Other Fees
         ----------

         Fees for services provided by BDO in connection with all other services were $34,450. The audit committee determined that the provision of such services was compatible with maintaining BDO's independence.

                                                     Ira Greifer, M.D., Chair
                                                     Bernard Levine, M.D.
                                                     Robert C. Pordy, M.D.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under section 16(a) of the Securities Act of 1934, as amended, the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, are required to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during and/or with respect to Fiscal 2002, there were no late or delinquent filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's compensation committee are Drs. Greifer and Levine, both of whom are non-employee directors. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE GRAPH

         The following graph compares the cumulative return to holders of Common Stock for the five year ended July 31, 2002 with the National Association of Securities Dealers Automated Quotation System Market Index and an SIC group index for the same period. The comparison assumes $100 was invested at the close of business on July 31, 1997 in the Common Stock and in each of the comparison groups, and assumes reinvestment of dividends. The Company paid no cash dividends during the periods.

                TOTAL STOCKHOLDERS RETURNS - DIVIDENDS REINVESTED
                -------------------------------------------------

                            ANNUAL RETURN PERCENTAGE


                                                                             Years Ending
                                                          July        July        July       July       July
COMPANY NAME/INDEX                                        1998        1999        2000       2001       2002
                                                          ----        ----        ----       ----       ----
NATIONAL HOME HEALTH CARE                                -12.07      -12.14       17.07     115.60      15.34
NASDAQ INDEX                                              17.48       40.92       42.77     -46.19     -34.48
PEER GROUP (1)                                           -56.99       27.35      -11.40      61.94       3.24
                                 INDEXED RETURNS



                                               Base
                                              Period                         Years Ending
                                               July        July       July       July       July        July
COMPANY NAME/INDEX                             1997        1998       1999       2000       2001        2002
                                               ----        ----       ----       ----       ----        ----

NATIONAL HOME HEALTH CARE                       100       87.93      77.25        90.44     194.99      224.90
NASDAQ US INDEX                                 100      117.48     165.55       236.35     127.19       83.34
PEER GROUP (1)                                  100       43.01      54.78        48.53      78.59       81.14


----------
(1) The peer group selected by the Company includes those companies within the Company's Standard Industrial Code ("SIC") of "home health care services". The companies which comprise the SIC group are Allied Healthcare International Inc., Amedisys Inc., American Homepatient Inc., Apria Healthcare Group, ATC Healthcare Inc., Coram Healthcare Corp., Infu-Tech Inc., New York Health Care Inc., Pediatric Services of America Inc. and Phoenix Group Corp.

                     REPORT OF THE COMPENSATION COMMITTEE ON

                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The compensation committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the compensation committee, pursuant to authority delegated thereto by the Board of Directors, determines the compensation to be paid to the Company's chief executive officer and each other executive officer of the Company.

         The objectives of the Company's executive compensation program are to:

                  *   Support the achievement of desired Company performance

                  * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the health care industry, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's  executive officer  compensation  program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company. The Company and each of its executive officers have entered into employment agreements dated as of November 1, 2001.

See "Executive Compensation--Employment and Related Agreements."

BASE SALARY

         Base  salary   levels  for  the   Company's   executive   officers  are
competitively set relative to companies in the health care industry. In determining salaries, the compensation committee also takes into account individual experience and performance and specific issues particular to the Company.

STOCK OPTION PROGRAM

         The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

1992 AND 1999 STOCK OPTION PLANS

         The 1992 and 1999 Stock Option Plans authorize the compensation committee to award key executives stock options. The 1992 Stock Option Plan has been exhausted as to shares of Common Stock available for grant thereunder. Options granted under the 1999 Stock Option

Plan may be granted containing terms determined by the compensation committee, including exercise period and price; provided, however, that such plan requires that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and that the exercise period may not exceed ten years, subject to further limitations.

BENEFITS

         The Company provides to executive officers medical and pension benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for Fiscal 2002.

BONUS

         Following consultations with its financial advisor and in light of the compensation committee's satisfaction with the performance of management, the Company provides to certain executive officers bonuses based on performance and/or a change of control of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         During Fiscal 2002, the compensation committee discussed amending the employment agreement of Mr. Steven Fialkow, who became the Company's Chief Executive Officer in December 1999. After acknowledgment of the achievements and performance of Mr. Fialkow, the compensation committee authorized the Company to enter into a new employment agreement with Mr. Fialkow. The new employment agreement is described under the caption "Executive Compensation--Employment and Related Agreements." The only material change to Mr. Fialkow's employment compensation terms under the new employment agreement was the increase of the base salary to be paid to him from $265,000 to $325,000. In making the foregoing decision, the compensation committee specifically considered the Company's recent revenue and earnings performance in the context of the very difficult time for the Company's industry, as well as the increased risk of loss of qualified management personnel.

                                          Ira Greifer, M.D.
                                          Bernard Levine, M.D.

                                          Members of the Compensation Committee


STANDARD REMUNERATION OF DIRECTORS

         The Company's non-employee directors are paid a fee of $3,500 for each meeting of the Board of Directors attended.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of Common Stock at November 1, 2002 by (i) each person or group known by the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock; (ii) each nominee for directorship; (iii) each of the executive officers named in the Summary Compensation Table herein under "Executive Compensation;" and (iv) all directors and executive officers of the Company as a group.

         Unless otherwise indicated below, the address for each listed director and executive officer is National Home Health Care Corp., 700 White Plains Road, Scarsdale, New York 10583. We have determined beneficial ownership in accordance with the rules of the SEC and, as a result, include voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The percentage of ownership of common stock for each stockholder is based on 5,553,480 shares of our Common Stock outstanding as of November 1, 2002. The number of shares of our Common Stock outstanding used in calculating the percentage for each listed person includes the shares of our Common Stock underlying options held by that person that are exercisable within 60 days following November 6, 2002.



         NAME AND ADDRESS                      AMOUNT AND NATURE
         OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP (#) (1)              PERCENT OF CLASS (%)
         -------------------                                                           --------------------
         Frederick H. Fialkow                      2,061,850 (2)                                35.7
         Bernard Levine, M.D.                        809,905 (3)                                14.6
         Steven Fialkow                              139,171 (4)                                 2.5
         Ira Greifer, M.D.                            58,912 (5)                                 1.0
         Robert C. Pordy, M.D.                         6,454 (6)                                  *
         Richard Garofalo                             62,970 (7)                                 1.1
         Robert P. Heller                             59,565 (8)                                 1.1
         Heartland Advisors, Inc. and
         William J. Nasgovitz                        441,000 (9)                                 7.9
         789 North Water Street
         Milwaukee Street
         Milwaukee, WI 53202

         All executive officers and directors     3,198,827 (10)                                53.2
         as a group (7 persons)


----------
* Less than 1%.

 (1) Includes, where indicated, shares allocated to certain individuals under the Company's Savings and Stock Investment Plan (the "Savings Plan") as of June 30, 2002. Under the terms of the Savings Plan, if a participant fails to give timely instructions as to the voting of shares of Common Stock held in a participant's account, the trustee of the Plan will vote such shares in the same proportion as it votes all of the shares for which such trustee receives instructions. The amounts of shares of Common Stock give effect to the Company's 5% stock dividend effective May 17, 2002.

 (2) Includes 85,751 and 140,438 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the Company's 1992 Stock Option Plan (the "1992 Plan") and 1999 Stock Option Plan (the "1999 Plan"), respectively, 75,806 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan and an aggregate of 1,311,430 shares of Common Stock held by two grantor annuity trusts of which Mr. Fialkow is the sole trustee. Does not include 602 shares of Common Stock owned by Mr. Fialkow's wife, as to which shares Mr. Fialkow disclaims beneficial ownership.

 (3) Includes 5,513 and 5,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and the 1999 Plan, respectively.

 (4) Represents 33,075 and 69,596 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 36,500 shares of Common Stock allocated to Mr. Fialkow's account under the Savings Plan.

 (5) Includes 5,513 and 5,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and the 1999 Plan, respectively.

 (6) Includes 5,250 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1999 Plan.

 (7) Includes 22,050 and 38,063 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 1,051 shares of Common Stock allocated to Mr. Garofalo's account under the Savings Plan.

 (8) Includes 11,025 and 33,063 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 13,934 shares of Common Stock allocated to Mr. Heller's account under the Savings Plan.

 (9) The amount and nature of beneficial ownership of these shares of Common Stock by Heartland Advisors, Inc. and William J. Nasgovitz is based solely on the Schedule 13G/A filing as submitted thereby. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G/A filing, but has no reason to believe that such information is not complete or accurate.

 (10) Includes 162,927 and 296,910 shares of Common Stock that may be acquired pursuant to currently exercisable options granted under the 1992 Plan and 1999 Plan, respectively, and 127,291 shares of Common Stock allocated under the Savings Plan.

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the annual and long term compensation during the Company's last three fiscal years of the Company's Chief Executive Officer and other most highly compensated executive officers of the Company, whose salary and bonus for Fiscal 2002 exceeded, in the aggregate, $100,000, for services rendered in all capacities to the Company and its subsidiaries:

                                                                             LONG-TERM
                                                                           COMPENSATION
                                                                             SECURITIES
                                                                            LONG-TERM
NAME AND PRINCIPAL                 FISCAL                                    UNDERLYING           ALL OTHER
POSITION                            YEAR          ANNUAL COMPENSATION        OPTIONS (#)(1)     COMPENSATION ($)
------------------                  ----     ---------------------------   ----------------     ----------------
                                             SALARY($)        BONUS ($)
Frederick H. Fialkow
   Chairman of the Board of        2002     $305,000        $319,645 (2)      57,750             $14,071 (5)
   Directors                       2001      305,000         234,783               0              12,483
                                   2000      305,000         135,784          82,688              11,991


Steven Fialkow
   President, Chief Executive
   Officer and Secretary           2002      315,096         226,711          21,000              26,256
                                   2001      265,000         151,508               0              12,509
                                   2000      220,277          34,915          82,688              12,138


Robert P. Heller
   Vice President of Finance,      2002      174,327          59,178          10,500              26,673
   Chief Financial Officer and     2001      160,000          40,377               0              12,847
   Treasurer                       2000      140,000          14,138          27,563              12,030


Richard Garofalo
   President of                    2002      250,317          56,678          10,500              26,361
   Health Acquisition Corp.        2001      235,000          37,877               0              12,891
                                   2000      235,000           5,819          27,563              12,035


----------

(1) The amounts of shares of Common Stock underlying the options give effect to the Company's 5% stock dividend effective May 17, 2002.

(2) Includes payment of $71,830 for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(3) Includes payment of $62,639 for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(4) Includes payment of $51,585 for the compounded cost of living increase in salary compensation pursuant to Mr. Fialkow's employment agreement with the Company.

(5) Represents $6,071 paid to Mr. Fialkow as health insurance coverage and $8,000 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

(6) Represents $5,683 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(7) Represents $5,191 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(8) Represents 6,256 paid to Mr. Fialkow as health insurance coverage, $8,000 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Fialkow.

(9) Represents $5,709 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(10) Represents $5,338 paid to Mr. Fialkow as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(11) Represents $6,673 paid to Mr. Heller as health insurance coverage, $8,000 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Heller.

(12) Represents $6,047 paid to Mr. Heller as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(13) Represents $5,230 paid to Mr. Heller as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(14) Represents $6,361 paid to Mr. Garofalo as health insurance coverage, $8,000 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code and $12,000 contributed by the Company to a deferred compensation plan for the benefit of Mr. Garofalo.

(15) Represents $6,091 paid to Mr. Garofalo as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

(16) Represents $5,235 paid to Mr. Garofalo as health insurance coverage and $6,800 representing the Company's matching contribution as deferred compensation under the Savings Plan pursuant to Section 401(k) of the Code.

OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------

         The following table contains information at July 31, 2002 relating to the number of options granted during the 2002 fiscal year to those individuals listed in the Summary Compensation Table. All options are currently exercisable:


                            NUMBER OF                                                                POTENTIAL REALIZABLE
                            SECURITIES       % OF TOTAL                                            VALUE AT ASSUMED ANNUAL
                            UNDERLYING    OPTIONS GRANTED                                            RATES OF STOCK PRICE
                             OPTIONS      TO EMPLOYEES IN   EXERCISE OR                            APPRECIATION FOR OPTION
          NAME              GRANTED(1)      FISCAL 2002     BASE PRICE(1)    EXPIRATION DATE                TERMS
          ----              -------         -----------     ----------       ---------------        -----------------------
                                                                                                       5%          10%
                                                                                                       --          ---
Frederick H. Fialkow          57,750            31%             $14.94         December 5, 2006     $138,869     $401,179

Steven Fialkow                21,000            11%             $13.59         December 5, 2011     $179,510     $454,912

Robert P. Heller              10,500             6%             $13.59         December 5, 2011     $ 89,755     $227,456

Richard Garofalo              10,500             6%             $13.59         December 5, 2011     $ 89,755     $227,456


----------

(1) The amounts of shares of Common Stock underlying the options and the exercise prices of such options give effect to the Company's 5% stock dividend effective May 17, 2002.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
---------------------------------------------------------------------

         The following table contains information at July 31, 2002 relating to the number of options exercised during Fiscal 2002 and the number and value of unexercised options held by those individuals listed in the Summary Compensation Table.


                                                                           NUMBER OF SECURITIES
                                                                                UNDERLYING
                                                                            UNEXERCISED OPTIONS     VALUE OF UNEXERCISED
                                                                                    AT              IN-THE-MONEY OPTIONS
                                        SHARES                                FISCAL YEAR-END        AT FISCAL YEAR-END
                                       ACQUIRED               VALUE            EXERCISABLE/             EXERCISABLE/
             NAME                 ON EXERCISE (#)(1)       REALIZED ($)      UNEXERCISABLE(1)       UNEXERCISABLE ($)(2)
             ----                 -------------------      ------------      ----------------       --------------------
Frederick H. Fialkow                     ----                  ----             205,189 / 0            951,419 / 0

Steven Fialkow                          69,900               720,445            102,672 / 0            498,807 / 0

Robert P. Heller                        21,634               192,241             44,088 / 0            206,428 / 0

Richard Garofalo                        22,288               155,388             60,113 / 0            302,034 / 0


----------

(1) The amounts of shares of Common Stock acquired upon exercise of options and underlying unexercised options give effect to the Company's 5% stock dividend effective May 17, 2002.

(2) Determined based on the fair market value of underlying securities (the closing bid price ($10.15) per share of Common Stock on Nasdaq) at fiscal year end (July 31, 2002), minus the exercise price.

EMPLOYMENT AND RELATED AGREEMENTS

         Frederick H. Fialkow. Effective November 1, 2001, the Company entered into an amended and restated employment agreement with Mr. Fialkow for a term of five years with an automatic renewal for an additional five years, unless one of the parties elects not to renew the agreement. Pursuant to the agreement, Mr. Fialkow is employed as the Chairman of the Company's Board of Directors. The agreement provides for an annual base salary of $305,000 (before giving effect to cost of living adjustments). In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 4% of the Company's consolidated net income (before income taxes) in each year in which the consolidated net income is in excess of $3,000,000. Under the agreement, upon a change of control of the Company, Mr. Fialkow shall receive an amount equal to one-half of his annual base salary as then in effect.

         Steven Fialkow. Effective November 1, 2001, the Company entered into an employment agreement with Mr. Fialkow, expiring on November 1, 2006, pursuant to which he is employed as the Company's President, Chief Executive Officer and Secretary. The agreement provides for an annual base salary of $325,000. In addition, Mr. Fialkow is entitled to receive an annual bonus in an amount equal to 4% of the amount by which the Company's income from operations in any fiscal year exceeds $3,300,000. Under the agreement, upon a change of control of the Company, Mr. Fialkow shall receive an amount equal to one-half of his annual base salary as then in effect.

         Robert P. Heller. Effective November 1, 2001, the Company entered into an employment agreement with Mr. Heller, expiring on November 1, 2006, pursuant to which he is employed as the Company's Vice President of Finance, Chief Financial Officer and Treasurer. The agreement provides for an annual base salary of $175,000. In addition, Mr. Heller is entitled to receive an annual bonus in an amount equal to 1% of the amount by which the Company's income from operations in any fiscal year exceeds $3,300,000. Under the agreement, upon a change in control of the Company, Mr. Heller shall receive an amount equal to one-half of his annual base salary as then in effect.

         Richard Garofalo. Effective November 1, 2001, the Company entered into an employment agreement with Mr. Garofalo, expiring on November 1, 2006, pursuant to which he is employed as the President of Health Acquisition. The agreement provides for an annual base salary of $250,000. The Board of Directors also has authorized the Chairman of the Board to grant to Mr. Garofalo performance-based bonuses. Under the agreement, upon a change of control of the Company, Mr. Garofalo shall receive an amount equal to one-half of his annual base salary as then in effect.

         The employment agreements of Messrs. Frederick H. Fialkow, Steven Fialkow, Heller and Garofalo contain confidentiality and nondisclosure provisions relating to the Company's business and all confidential information developed or made known to each individual during his respective term of employment. The agreements also contain certain non-competition provisions that preclude Messrs. Frederick H. Fialkow, Steven Fialkow, Heller and Garofalo from competing with the Company for a period of one year from the date of termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A lease for office premises maintained by Health Acquisition, located in Queens, New York is with a company owned (in whole or in part) and controlled by Mr. Frederick H. Fialkow, the Chairman of the Board of Directors, and by Steven Fialkow, who is a director and the President, Chief Executive Officer and Secretary of the Company. Net rent expense under such lease is approximately $202,000 per year. The Company believes that such lease contains terms in the aggregate no less advantageous to the Company than otherwise could have been obtained from an unrelated third party.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         On June 22, 2001, the Company dismissed Holtz Rubenstein and engaged BDO as the Company's independent public accountants. The decision to change auditors was approved by the Company's audit committee. During the Company's two fiscal years ended July 31, 1999 and 2000, there were no disagreements with Holtz Rubenstein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor did Holtz Rubenstein's reports on the financial statements for such periods contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the filing of a Current Report on Form 8-K dated June 22, 2001 with the SEC regarding the Company's change in accountants, Holtz Rubenstein, by letter addressed to the SEC and filed with the Form 8-K, indicated that it is in agreement with the statements in the preceding sentence.

                                   PROPOSAL 2

                            RATIFICATION OF SELECTION

                                       OF

                        INDEPENDENT CERTIFIED ACCOUNTANTS

         The Board of Directors believes it is appropriate to submit for approval by its stockholders its selection of BDO as the Company's independent certified public accountants for the fiscal year ending July 31, 2003.

         Representatives of BDO are expected to be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding any appropriate matters.

                               VOTING REQUIREMENTS

         Assuming a quorum is present, a plurality of the votes cast at the Meeting will be required for the election of directors (Proposal 1). The affirmative vote of a majority of the votes cast in favor of or against such action at the Meeting by the holders of shares entitled to vote on such matter will be required to ratify the appointment of BDO as independent certified accountants of the Company for the fiscal year ending July 31, 2003 (Proposal
2). Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE IN FAVOR OF EACH NOMINEE FOR DIRECTORSHIP NAMED IN THE PROXY AND FOR PROPOSAL 2.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

         Stockholders wishing to present proposals at the 2003 annual meeting of stockholders and wishing to have their proposals presented in the proxy statement distributed by the Board of Directors in connection with the 2003 annual meeting of stockholders must submit their proposals to the Company in writing on or before July 9, 2003.

         If the Company does not receive notice by September 23, 2002 from a stockholder who intends to present at the next annual meeting a proposal that is not discussed in the Company's proxy statement, the persons named in the proxy accompanying the Company's proxy statement for that annual meeting will have the discretionary authority to vote on such proposal at such meeting.

OTHER MATTERS

         The Board of Directors of the Company knows of no other matter to come before the Meeting. However, if any matters requiring a vote of the stockholders arise, it is the intention of the persons named in the enclosed form of Proxy to vote such Proxy in accordance with their best judgment, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

         All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

                                          By Order of the Board of Directors

                                          Steven Fialkow
                                          Secretary

Scarsdale, New York
November 6, 2002

PROXY                           PROXY CARD                           PROXY
-----                                                                -----

                         NATIONAL HOME HEALTH CARE CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                         ------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of National Home Health Care Corp. (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Stockholders' Meeting to be held on December 6, 2002, and hereby appoints Frederick H. Fialkow and Steven Fialkow, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned at said meeting and at any adjournment or adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted in the following manner:

                  [CONTINUED AND TO BE SIGNED ON REVERSE SIDE]

     (1)  Election of directors

     |_|  FOR all nominees listed below            |_|  WITHHOLD AUTHORITY to
          (except as indicated)                         vote for all nominees
                                                        listed below

     To withhold authority for any individual nominee, strike through that nominee's name in the list below:

              Frederick H. Fialkow
              Steven Fialkow
              Ira Greifer, M.D.
              Bernard Levine, M.D.
              Robert C. Pordy, M.D.

     (2) Ratification and approval of the appointment of BDO Seidman, LLP, as independent certified accountants for the Company for the fiscal year ending July 31, 2003.

          FOR                       AGAINST                       ABSTAIN

          |_|                         |_|                           |_|

     (3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES, FOR PROPOSAL NUMBER TWO AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK,
SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE


                                          Dated:  __________________, 2002


                                          --------------------------------
                                                   Signature


                                          --------------------------------
                                                   Print Name


                                          --------------------------------
                                               (Title, if appropriate)

Note: This proxy should be signed by the stockholder exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, this proxy should be signed in full corporate name by the president or other authorized officer and should bear the corporate seal. If a partnership, please sign in partnership name by authorized person.